EXHIBIT 32.2

                  CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
                 PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Arc Communications Inc. (the "Company") on Form 10-KSB for the period ending December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned principal financial officer of the Company hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.

/s/ Frank Elenio
-------------------------------
    Frank Elenio
    Chief Financial Officer
    Arc Communications Inc.

May 28, 2004

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) and is not being filed as part of the Form 10-K or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to ARC Communications Inc. and will be retained by ARC Communications Inc. and furnished to the Securities and Exchange Commission or its staff upon request.